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                                                                    EXHIBIT 8.1

(713) 758-2222                                              (713) 758-2346

                              July 21, 1998

Enterprise Products Partners L.P.
2727 North Loop West
Houston, Texas 77008

  Re: Enterprise Products Partners L.P. Registration Statement on Form S-1

Gentlemen:

  We have acted as counsel to Enterprise Products GP, LLC (the "General Partner") and Enterprise Products Partners L.P. (the "Company") in connection with the offer and sale of 11,250,000 common units representing limited partnership interests (the "Common Units") in the Company (12,937,500 Common Units if the Underwriters' over-allotment option is exercised in full) pursuant to a Registration Statement on Form S-1 (Registration No. 333-52537) (the "Registration Statement"). In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Tax Considerations" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

  All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company and its General Partner, included in such discussion, as to which we express no opinion).

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          Vinson & Elkins L.L.P.